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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K
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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (date of earliest event reported): October 14, 2002


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                           Commission File No. 0-17712

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                         PEGASUS AIRCRAFT PARTNERS, L.P.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


                         State of Organization: Delaware
                   IRS Employer Identification No. 84-1099968
      Four Embarcadero Center, 35th Floor, San Francisco, California 94111
                           Telephone - (415) 434-3900

















                       This document consists of 3 pages.


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Item 5.       Other Events


Pegasus Aircraft Partners, L.P. (the "Partnership") will be distributing $0.50 per Unit on October 25, 2002 to Unit holders of record as of September 30, 2002. The Partnership is liquidating assets and this is a one-time distribution, being made after a review of current and anticipated financial needs. Kitty Hawk is paying $65,000 per month in rent payments relating to the Boeing 727-200 freighter it leases. The Partnership has agreed to sell the aircraft to Kitty Hawk and completion of the sale is awaiting final documentation. Monthly Kitty Hawk payments will continue through April 1, 2003 either through the lease or a note from the sale. The remaining Boeing 727-200 and McDonnell-Douglas MD-81 aircraft (the Partnership owns 50% of the MD-81) are parked and are being offered for sale in an "as-is" condition.

With this distribution and based on an estimate of value for the remaining aircraft, the per Unit estimated value as reported in the December 31, 2001 10-K has been revised to $0.71 per original $20 Unit after the October 25, 2002 distribution. There can be no assurance that the Partnership would receive the values for the aircraft used in this estimated valuation if sold today or in the future. Also, the estimated valuation does not necessarily represent the benefit an investor will realize if an investor continues to hold Units through the life of the program.

This report may contain, in addition to historical information, Forward-Looking statements that include risks and other uncertainties. The Partnership's actual results may differ materially from those anticipated in these Forward-Looking statements. Factors that might cause such a difference include those discussed below, as well as general economic and business conditions, competition and other factors. The Partnership undertakes no obligation to release publicly any revisions to the Forward-Looking Statements, if any, to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.






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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            PEGASUS AIRCRAFT PARTNERS, L.P.
                                            (Registrant)
                                            By:  Air Transport Leasing, Inc.
                                                 Administrative General Partner





         October 14, 2002                        By: /S/Clifford B. Wattley
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                                                     Clifford B. Wattley
                                                     President and Director




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